Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Altamira Therapeutics Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee(2)
Fees to Be Paid	Equity	Common shares, par value CHF 0.20 per share(4)	Other			$6,500,000		0.00011020	$716.30
	Equity	Pre-funded warrants(4)	457(g)							(3)
	Equity	Common shares underlying pre-funded warrants(4)	457(o)				(5)	0.00011020		(4)
	Equity	Common warrants	457(g)							(3)
	Equity	Common shares underlying common warrants	457(o)			$6,500,000		0.00011020	$716.30
	Equity	Placement agent warrants	457(g)							(3)
	Equity	Common shares underlying placement agent warrants	457(o)			$528,125			$58.20
	Total Offering Amounts					$13,528,125			$1,490.80
	Total Fees Previously Paid								$-
	Total Fee Offsets								$1,490.80
	Net Fee Due								$-

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Altamira Therapeutics Ltd.	F-1	333-269823	02/16/2023		$1,490.80	Equity	(5)	(5)	(5)
Fee Offset Sources	Altamira Therapeutics Ltd.	F-1/A	333-269823		03/23/2023						$2,230.45

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover any additional common shares that become issuable by reason of any non-cash dividend, share split, reverse share split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding common shares, as applicable.
(2)	Calculated pursuant to Rule 457(o) under the Securities, based on an estimate of the proposed maximum aggregate offering price.
(3)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(4)	The proposed maximum aggregate offering price of the common shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common shares, pre-funded warrants, if any, and accompanying common warrants (including the common shares issuable upon exercise of the pre-funded warrants) is $6,500,000.
(5)	The registrant previously paid a filing fee of $2,230.45 in connection with the registration of up to an aggregate of $20,240,000 of common shares, par value CHF 0.20 per share (the “Common Shares”), Common Shares underlying pre-funded warrants and Common Shares underlying common warrants under the registrant’s registration statement on Form F-1 (File No. 333-269823) (the “Prior Registration Statement”). The registration fee shown on the table above is offset by $1,490.80 in fees that the registrant is entitled to offset under Rule 457(p) of the Securities Act, which the registrant previously paid with respect to unsold shares under the Prior Registration Statement. The registrant has withdrawn the Prior Registration Statement. The registrant has previously used an aggregate of $722.69 of the fees paid with respect to the Prior Registration Statement for the registrant’s registration statements on Form F-1 (File No. 333-272336) and Form F-3 (File No. 333-272338), leaving an aggregate of $1,507.76 in fees available for offset immediately prior to the filing of this registration statement.